Exhibit 23.1

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KPMG LLP

2400 First Indiana Plaza

135 North Pennsylvania Street

Indianapolis, IN 46204-2452

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Gregg Appliances, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana

April 17, 2007